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                                  EXHIBIT 11

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES
                     RE COMPUTATION OF PER SHARE EARNINGS

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                                                                   NINE MONTHS ENDED                  THREE MONTHS ENDED
                                                                   -----------------                  ------------------
                                                            SEPTEMBER 30,    SEPTEMBER 30,      SEPTEMBER 30,   SEPTEMBER 30,
                                                                1995            1996                 1995          1996
                                                           ---------------------------------    -------------------------------

SHARES OF COMMON STOCK OUTSTANDING
    FOR THE ENTIRE PERIOD.............................         10,819,049     10,548,181           10,860,057      10,480,357

ISSUANCE OF 21,696 SHARES OF COMMON STOCK TO THE
      COMPANY'S DEFINED CONTRIBUTION PLAN IN 1995.....             15,895        -                    -               -

ISSUANCE OF 27,685 SHARES OF COMMON STOCK TO THE
      COMPANY'S DEFINED CONTRIBUTION PLAN IN 1996.....            -               27,279              -               -

ISSUANCE OF 19,312 SHARES OF COMMON STOCK
      UPON EXERCISE OF OPTIONS IN 1995................              8,347        -                    -               -

REPURCHASE OF 111,383 SHARES OF COMMON STOCK
      FROM J.P. MORGAN CAPITAL CORPORATION IN 1996....            -             (110,567)             -               -

ISSUANCE OF 5,937 SHARES OF COMMON STOCK
      UPON EXERCISE OF OPTIONS IN 1996................            -                3,784              -               -

ISSUANCE OF 9,937 SHARES OF COMMON STOCK
      UPON EXERCISE OF OPTIONS IN 1996................            -                4,768              -               -
                                                           ---------------  ----------------    ---------------  --------------

WEIGHTED AVERAGE SHARES OF COMMON
       STOCK OUTSTANDING..............................         10,843,291     10,473,445           10,860,057      10,480,357

PRIMARY DILUTIVE EFFECT OF 688,937 OPTIONS AND
  750,000  WARRANTS IN 1995 EXPECTED TO BE
  EXERCISED UNDER THE TREASURY STOCK METHOD
  USING THE WEIGHTED AVERAGE MARKET PRICE OF
  THE COMPANY'S SHARES OF COMMON STOCK................            191,661        -                    442,848         -
                                                           ---------------  ----------------    ---------------  --------------

TOTAL PRIMARY WEIGHTED AVERAGE SHARES OF
   COMMON STOCK FOR THE PERIOD........................         11,034,952        -                 11,302,905         -
                                                           ---------------  ----------------    ---------------  --------------

FULLY DILUTIVE EFFECT OF 688,937 OPTIONS AND
  750,000 WARRANTS IN 1995 EXPECTED TO BE
  EXERCISED UNDER TREASURY STOCK METHOD USING
  THE PERIOD-END MARKET PRICE OF THE COMPANY'S
  SHARES OF COMMON STOCK..............................            422,369        -                    449,100         -
                                                           ---------------  ----------------    ---------------  --------------

TOTAL FULLY DILUTED WEIGHTED AVERAGE SHARES
   OF COMMON STOCK FOR THE PERIOD.....................         11,265,660        -                 11,309,157         -
                                                           ---------------  ----------------    ---------------  --------------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM...............           $535,561    $(2,504,798)            $251,417     $(1,043,385)
                                                           ===============  ================    ===============  ==============

NET INCOME (LOSS).....................................        $(8,589,439)   $(2,504,798)            $251,417     $(1,043,385)
                                                           ===============  ================    ===============  ==============

NET INCOME (LOSS) PER COMMON SHARE
 PRIMARY
       BEFORE EXTRAORDINARY ITEM......................              $0.05         $(0.24)               $0.02         $(0.10)
                                                           ===============  ================    ===============  ==============

        NET INCOME  (LOSS)............................             $(0.79)        $(0.24)               $0.02         $(0.10)
                                                           ===============  ================    ===============  ==============

   FULLY DILUTED
        BEFORE EXTRAORDINARY ITEM.....................              $0.05         $(0.24)               $0.02         $(0.10)
                                                           ===============  ================    ===============  ==============

        NET INCOME (LOSS).............................             $(0.79)        $(0.24)               $0.02         $(0.10)
                                                           ===============  ================    ===============  ==============
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